CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-139309) on Form S-8 of Neuro-Hitech, Inc. of our report dated March 28, 2007 relating to our audit of consolidated financial statements which appear in the Annual Report on Form 10-KSB for the year ended December 31, 2006 and our report dated September 22, 2006 relating to the financial statements of Q-RNA Inc., which appear on Form 8-K of Neuro-Hitech Inc. dated November 29, 2006.

MOORE STEPHENS, P.C.
Certified Public Accountants

New York, New York
April 13, 2007